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                                                                   EXHIBIT 10.4

                         ROBERT HALF INTERNATIONAL INC.
                           1989 RESTRICTED STOCK PLAN
              (AS AMENDED AND RESTATED EFFECTIVE SEPTEMBER 26, 1997)

    1. DEFINITIONS. As used in this Plan, the following terms shall have the meanings set forth below:

        1.1. ADMINISTRATOR means the Board or a committee appointed by the Board, the composition and size of which shall cause such committee to satisfy the requirements of Rule 16b-3 of the Exchange Act with respect to officers and directors.

        1.2.  BOARD means the Board of Directors of the Company.

        1.3. COMPANY means Robert Half International Inc., a Delaware corporation.

        1.4. CONTINUOUS EMPLOYMENT means employment with the Company or any Subsidiary without any termination or leave of absence, except for a leave of absence approved by the Company or any Subsidiary which is less than six consecutive months in duration.

        1.5. DISABILITY OR DISABLED shall mean (i) a physical or mental condition which, in the judgment of the Administrator based on competent medical evidence satisfactory to the Administrator (including, if required by the Administrator, medical evidence obtained by an examination conducted by a physician selected by the Administrator), renders Participant unable to engage in any substantial gainful activity for the Company and which condition is likely to result in death or to be of long, continued and indefinite duration, or (ii) a judicial declaration of incompetence.

        1.6. ELIGIBLE EMPLOYEE means an employee of the Company or any Subsidiary (including an employee who is a director and/or officer) who, as determined by the Administrator in its sole discretion, has and exercises management functions and responsibilities.

        1.7. EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

        1.8. GRANT DATE means the date on which a Restricted Stock Grant is granted to an Eligible Employee.

        1.9. ISSUE DATE means the date on which shares of Stock subject to a Restricted Stock Grant are issued or transferred by the Company to the account of an Eligible Employee who has received such grant.

        1.10. OFFER means a tender offer or an exchange offer for the Company's Stock.

        1.11. PARTICIPANT means an individual to whom a Restricted Stock Grant is granted under the Plan.

        1.12.  PLAN means this 1989 Restricted Stock Plan.

        1.13. RESTRICTED STOCK GRANT means a grant described in Section 8 of the Plan which is made by the Company and approved by the Administrator under and pursuant to the Plan.

        1.14.  SECURITIES ACT means the Securities Act of 1933, as amended.

        1.15.  STOCK means the Common Stock, $.001 par value, of the Company.

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        1.16.  SUBSIDIARY means a "subsidiary" corporation as defined in Section
    425(f) of the Internal Revenue Code of 1986, as amended.

        1.17. VESTING DATE means the last day of the calendar month in which the annual organizational Board meeting following the annual meeting of the stockholders of the Company is held, or such other date as shall be established by the Administrator; provided, however, that the "Vesting Date" with respect to a particular Restricted Stock Grant shall not include the last day of the month in which such Restricted Stock Grant is granted.

        1.18. VOTING SHARES means the outstanding shares of the Company entitled to vote for the election of Directors.

        1.19. WITHHOLDING TAXES means any applicable federal, state and local income and other employment taxes which the Company is required to withhold in connection with the lapse of restrictions on Stock subject to a Restricted Stock Grant.

    2. PURPOSE. The purpose of the Plan is to aid the Company and its Subsidiaries in attracting, retaining and motivating management employees with outstanding ability, competence and potential. The Plan provides such employees with a proprietary interest in the Company's success and progress by granting to them shares of Stock in accordance with the terms and conditions set forth below.

    3. STOCK SUBJECT TO THE PLAN. A total of 1,800,000 shares of Stock, subject to adjustment as provided in Section 9 of the Plan, all of which shall be treasury shares, shall be reserved for issuance under this Plan. If, on or before termination of the Plan, any shares of Stock shall be reacquired by the Company pursuant to the termination provisions described in Section 11 of the Plan or in the instruments evidencing the making of Restricted Stock Grants, such shares may again be granted under the Plan.

    4. ADMINISTRATION. The Plan shall be administered by the Administrator. Subject to all the applicable provisions of the Plan, the Administrator is authorized to make Restricted Stock Grants in accordance with the Plan, to construe and interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all determinations and to take all actions necessary or advisable for the Plan's administration. Whenever the Plan authorizes or requires the Administrator to take any action, make any determination or decision, or form any opinion, then any such action, determination, decision or opinion by or of the Administrator shall be in the absolute discretion of the Administrator and shall be final and binding upon all persons in interest, including the Company, its shareholders, and all Participants.

    5. PARTICIPANTS. From time to time the Administrator shall, in its sole discretion, but subject to all of the provisions of the Plan, determine which Eligible Employees will be granted Restricted Stock Grants under the Plan, the number of shares of Stock to be granted to each such Eligible Employee and the terms, conditions and restrictions of each such Restricted Stock Grant. In making such determinations, the Administrator shall take into account the nature of services rendered and to be rendered by the respective recipients, their present and potential contribution to the Company's success and such other factors as the Administrator in its discretion deems relevant to the accomplishment of the purposes of the Plan. In any year, the Administrator may approve Restricted Stock Grants to Eligible Employees subject to differing terms and conditions.

    6. RIGHTS WITH RESPECT TO SHARES OF STOCK. The Administrator shall notify each Eligible Employee to whom a Restricted Stock Grant has been granted of such grant. Upon written acceptance by the Eligible Employee of restrictions and other terms and conditions described in the Plan and in the instrument evidencing such Restricted Stock Grant, the Eligible Employee shall be a Participant, and the Company shall cause to be issued or transferred to the name of the Participant a certificate or certificates for the number of shares of Stock granted, subject to the provisions of Section 8.6 hereof. From and after the Issue Date, the Participant shall have absolute ownership of such shares of Stock,

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including the right  to vote and  to receive dividends  thereon, subject to  the terms, conditions and restrictions described in the Plan and in the instrument evidencing the grant of such Restricted Stock Grant.

    7. EMPLOYMENT. No grant of a Restricted Stock Grant to a Participant under the Plan shall affect any right of the Company or any Subsidiary to terminate, with or without cause, the Participant's employment at any time.

    8. TERMS AND CONDITIONS OF RESTRICTED STOCK GRANT. Each Restricted Stock Grant made under the Plan shall contain the following terms, conditions and restrictions and such additional terms, conditions and restrictions as may be determined by the Administrator at the time of grant.

        8.1. TERMINATION OF CONTINUOUS EMPLOYMENT. If the Participant's Continuous Employment with the Company or any Subsidiary shall terminate for any reason, except as provided in Section 8.3, all the rights of the Participant to such shares of Stock as to which restrictions have not lapsed pursuant to this Section or under Sections 8.2, 8.3 or 8.4 hereof shall immediately terminate; provided, however, that the Administrator, in its sole discretion, within ninety (90) days of such termination of Continuous Employment, may notify the Participant in writing that the Participant's rights in such shares will not terminate and that the Participant shall continue to be the owner of such shares, subject to such continuing restrictions as the Administrator may prescribe in such notice.

        8.2. LAPSE OF RESTRICTIONS. The restrictions imposed on any Restricted Stock Grant shall lapse as to twenty-five percent (25%) of the Stock granted pursuant to such grant on each of first through fourth Vesting Dates which occur following the related Grant Date of such Restricted Stock Grant. Notwithstanding the foregoing, the Administrator may accelerate the lapsing of restrictions on a Restricted Stock Grant, in whole or in part, (i) as permitted by Section 8.1; (ii) as required by any employment or other agreement with the Company or any Subsidiary to which a Participant hereunder is a party; or (iii) under such terms and conditions as the Administrator deems appropriate.

        8.3. TERMINATION OF CONTINUOUS EMPLOYMENT BY REASON OF DEATH OR DISABILITY. Any provisions of Section 8.1 to the contrary notwithstanding, if a Participant (i) has been in the Continuous Employment of the Company or a Subsidiary since the Grant Date of a Restricted Stock Grant and (ii) the employment of such Participant is terminated as a result of death or Disability, then, on the date of such termination, the restrictions imposed on any Restricted Stock Grant shall lapse as to all shares of Stock granted to such Participant pursuant to such Restricted Stock Grant.

        8.4. CHANGE IN CONTROL. In the event of a Change in Control (as defined in this Section 8.4), all restrictions on any and all Restricted Stock Grants then outstanding shall immediately lapse. For purposes of this Plan, a "Change in Control" shall occur in the event of any of the following:


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           8.4.1.  Any person or group (as such terms are defined in Section
13(d)(3) of the Exchange Act), other than an employee benefit plan sponsored by the Company or a subsidiary thereof or a corporation owned (directly or indirectly), by the stockholders of the Company in substantially the same proportions of the ownership of stock of the Company, shall become the beneficial owner of securities of the Company representing 20% or more, or commences a tender or exchange offer following the successful consummation of which the offerer and its affiliates would beneficially own securities representing 20% or more, of the combined voting power of then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; PROVIDED, HOWEVER, that a Change in Control shall not be deemed to include the acquisition by any such person or group of securities representing 20% or more of the Company if such party has acquired such securities not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purposes or effect, including, without limitation, not in connection with such party (i) making any public announcement with respect to the voting of such shares at any meeting to consider a merger, consolidation, sale of substantial assets or other business combination or extraordinary transaction involving the Company, (ii) making, or in any way participating in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote any voting securities of the Company (including, without limitation, any such solicitation subject to Rule 14a-11 under the Exchange Act) or seeking to advise or influence any party with respect to the voting of any voting securities of the Company, directly or indirectly, relating to a merger or other business combination involving the Company or the sale or transfer of substantial assets of the Company, (iii) forming, joining or in any way participating in any "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of the Company, directly or indirectly, relating to a merger or other business combination involving the Company or the sale or transfer of any substantial assets of the Company, or (iv) otherwise acting, alone or in concert with others, to seek control of the Company or to seek to control or influence the management or policies of the Company.

           8.4.2. The stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company.

           8.4.3. A change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (i) are directors of the Company as of the date hereof, or (ii) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company). As a result of or in connection with any cash tender offer, merger, or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event shall cease within one year to constitute a majority of the Board.

           8.4.4. The Company's stockholders approve a definitive agreement providing for a transaction in which the Company will cease to be an independent publicly owned corporation.

           8.4.5. The stockholders of the Company approve a definitive agreement (i) to merge or consolidate the Company with or into another corporation in which the holders of the Stock immediately before such merger or reorganization will not, immediately following such merger or reorganization, hold as a group on a fully-diluted basis both the ability to elect at least a majority of the directors of the surviving corporation and at least a majority in value of the surviving corporation's outstanding equity securities, or (ii) to sell or otherwise dispose of all or substantially all of the assets of the Company.

        8.5. AGREEMENT BY PARTICIPANT REGARDING WITHHOLDING TAXES. Each Participant granted a Restricted Stock Grant shall represent in writing that such Participant acknowledges that, with respect to each Restricted Stock Grant held by such Participant, (i) on each Vesting Date, Withholding Taxes become due with respect to shares of Stock as to which restrictions lapse,
    (ii) payment of Withholding Taxes to the Company is the responsibility of Participant and (iii) payment of such Withholding Taxes may require a significant cash outlay by Participant. In addition, each Participant granted a Restricted Stock Grant shall be subject to the following rules:

           8.5.1. PAYMENT OF TAXES. Within five (5) business days following any lapsing of restrictions pursuant to the operation of Sections 8.1, 8.2, 8.3 or 8.4 hereof, the Company shall notify each affected Participant or, if applicable under Section 8.3, his or her estate, as to the amount of Withholding Taxes required to be withheld by the Company as a result of the lapse of restrictions. Within five (5) business days of receipt of such notice, Participant shall make full payment of Withholding Taxes to the Company. Such payment may be made in cash or by check or by reduction in the number of shares deliverable to Participant. If Withholding Taxes are paid by reduction of the number of shares deliverable to Participant, such shares shall be valued as of the date that the restrictions lapsed. In the event that such payment is not made within the specified time period, to the extent permitted by law the Company shall have the right to cause such Participant's Withholding Taxes obligation to be satisfied by reducing the number of shares of Stock deliverable or by offsetting such Withholding Taxes against amounts otherwise due from the Company to such Participant. The Company may instruct its transfer agent to withhold delivery of certificates evidencing such shares of Stock until Participant's Withholding Taxes obligation has been satisfied in full.

           8.5.2. ELECTION TO RECOGNIZE GROSS INCOME IN THE YEAR OF GRANT. If any Participant properly elects within thirty (30) days of the Grant Date, to include in gross income for federal income tax purposes an amount equal to the fair market value of the shares of Stock on the Grant Date, such Participant shall pay to the Company in the calendar month of such Grant Date, or make arrangements satisfactory to the Administrator to pay to the Company, any Withholding Taxes required to be withheld with respect to such shares.

        8.6. RESTRICTIVE LEGENDS; TRANSFER RESTRICTIONS; CUSTODY. Each certificate evidencing shares of Stock granted pursuant to a Restricted Stock Grant may bear an appropriate legend referring to the terms, conditions and restrictions described in the Plan and in the instrument evidencing the Restricted Stock Grant. In addition, if required under this Plan or applicable securities laws, the Company may instruct its transfer agent that shares of Stock evidenced by such certificates may not be transferred without the written consent of the Company. Any attempt to dispose of such shares of Stock in contravention of such terms, conditions and

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    restrictions shall be  invalid. Until the  restrictions thereon have  lapsed and the related Withholding Taxes obligations have been satisfied, such certificates will be held in custody by the Company or such bank or other institution designated by the Administrator.

        8.7. NO ASSIGNMENT. Except as specifically provided by law (including the laws of descent and distribution), no right or benefit under, or interest in, the Plan shall be subject to assignment, and no such right, benefit or interest shall be subject to attachment or legal process for or against Participant or his or her beneficiaries, as the case may be.

        8.8. COMPLIANCE WITH SECURITIES LAWS. Stock shall not be issued pursuant to a Restricted Stock Grant unless the issuance and delivery of Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, applicable state securities laws, and rules and regulations promulgated under each of the foregoing, and the requirements of any stock exchange upon which the Stock may then be listed or quotation system upon which the Stock may be quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        8.9. REGISTRATION AND RESALE. If the Stock subject to this Plan is not registered under the Securities Act and under applicable state securities laws, the Administrator may require that the Participant deliver to the Company such documents as counsel for the Company may determine are necessary or advisable in order to substantiate compliance with applicable securities laws and the rules and regulations promulgated thereunder.

        8.10.  HOLDING PERIOD.  Deleted.

        8.11. PERFORMANCE CONDITIONS. If so determined by the Administrator, any grant of Restricted Shares shall be made subject to a Performance Condition in addition to any other restrictions imposed pursuant to this
    Section  8. Such  Performance Condition shall  operate as  specified in this
    Section 8.11.

           8.11.1 As used in this Section 8.11, the following terms shall have the indicated meanings:

               CERTIFICATION DATE means the date that the Administrator makes its written certification of a Final Restricted Stock Award.

               ACTUAL EPS means fully diluted earnings per share for the Performance Period, determined in accordance with generally accepted accounting principles. For purposes of the foregoing sentence, earnings shall mean income before extraordinary items, discontinued operations and cumulative effect of changes in accounting principles and after full accrual for the bonuses paid under this Plan.

               EPS RATIO means the result obtained by dividing Actual EPS by Target EPS.

               FINAL RESTRICTED STOCK AWARD means the product of the Multiplier and the Unvested Restricted Stock Award.

               MULTIPLIER means (a) the sum of 0.1 and the EPS Ratio, if the EPS Ratio is greater than or equal to 0 and less than 0.9, (b) 1, if the EPS Ratio is greater than or equal to 0.9, or (c) 0, if the EPS Ratio is less than 0.

               PERFORMANCE PERIOD means the period of service to which the Performance Condition relates.

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               TARGET  EPS means the  EPS goal set with  respect to a Restricted
           Stock Award made subject to a Performance Condition.

               UNVESTED RESTRICTED STOCK AWARD means the number of shares of a Restricted Stock Award made subject to a Performance Condition with respect to which the restrictions otherwise imposed by this Section 8 have not lapsed pursuant to Section 8.2, 8.3 or 8.4.

           8.11.2 A Restricted Stock Award shall be subject to a Performance Condition only if (a) the Administrator makes such a determination on the Grant Date or (b) the Participant consents to the Performance Condition.

           8.11.3 If a Restricted Stock Award is made subject to a Performance Condition, the Administrator shall establish the Performance Period and Target EPS for such award no later than the time permitted by section 162(m) of the Internal Revenue Code.

           8.11.4 After the public release by the Company of its unaudited results for the last fiscal quarter of the Performance Period, the Chief Financial Officer shall, with respect to each Restricted Stock Award made subject to a Performance Condition, (a) calculate the Actual EPS, (b) determine the Multiplier, (c) calculate the Final Restricted Stock Award, and (d) deliver such calculation to the Administrator.

           8.11.5   The Administrator shall  review the information submitted by
       the  Chief  Financial  Officer  and  certify,  in  writing,  each   Final
       Restricted Stock Award.

           8.11.6 To the extent that a Final Restricted Stock Award is less than the Unvested Restricted Stock Award, the number of shares of the Unvested Restricted Stock Award representing the difference shall be forfeited by the Holder. The Final Restricted Stock Award shall bear the same vesting schedule as the Unvested Restricted Stock Award, and on each Vesting Date the percentage of the Final Restricted Stock Award that vests shall be the same as the percentage of the Unvested Restricted Stock Award that would have vested had no shares been forfeited as a result of the Performance Condition.

           8.11.7 If all or a portion of an Unvested Restricted Stock Award made subject to a Performance Condition shall have the restrictions otherwise imposed by this Section 8 removed by operation of Section 8.3 or 8.4, then the Performance Condition shall be cancelled and none of such shares shall be subject to reduction or forfeiture as provided by the Performance Condition. Such shares shall be released to the Participant in accordance with the terms of this plan relating to shares with respect to which no restrictions remain.

           8.11.8 If all or a portion of an Unvested Restricted Stock Award made subject to a Performance Condition shall have the restrictions otherwise imposed by this Section 8 removed for any reason other than by operation of Section 8.3 or 8.4, no shares shall be released to the Participant until after the Certification Date. No such removal of restrictions prior to the Certification Date shall in any way be deemed a satisfaction, waiver or cancellation of the Performance Condition, and such Unvested Restricted Stock Award shall remain subject to reduction and forfeiture as provided by the Performance Condition.

    9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If the Stock is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, or is converted into or exchanged for other securities, other than as a result of a Change of Control, appropriate adjustments shall be made in the number and class of shares of Stock subject to this Plan and each Restricted Stock Grant made pursuant to this Plan; provided, however, that if fractional shares become due to any Participant as a result of any such adjustment, the Company may, at its option, pay cash in lieu thereof. Each such adjustment shall be determined by the Administrator in its sole discretion, which determination shall be final and binding on all persons. Any new or additional Stock to which a Participant may be entitled under this Section 9 shall be subject to all the terms and conditions set forth in Section 8 of this Plan.

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    10.  DURATION OF PLAN.  Unless  sooner terminated, the Plan shall remain  in effect for a period of ten years from its effective date. Termination of the Plan shall not affect any Restricted Stock Grants previously granted pursuant thereto, which shall remain in effect until their restrictions shall have lapsed, all in accordance with their terms.

    11. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN. The Board or the Administrator may at any time amend, alter, suspend, or discontinue this Plan, except to the extent that stockholder approval is required for any amendment or alteration (a) by Rule 16b-3 or applicable law in order to exempt from Section 16(b) of the Exchange Act any transaction contemplated by this Plan, (b) by the rules of the New York Stock Exchange, if the Company's securities are listed thereon, or (c) by the rules of National Association of Securities Dealers automated quotation system pertaining to the National Market System, if the Company's securities are quoted thereon; provided, however, no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Participant under a Restricted Stock Grant without such Participant's consent. Subject to the foregoing, the Administrator shall have the power to make such changes in the regulations and administrative provisions hereunder, or in any Restricted Stock Grant (with the Participant's consent), as in the opinion of the Administrator may be appropriate from time to time.

    12. INDEMNIFICATION OF ADMINISTRATOR. Members of the group constituting the Administrator shall be indemnified for actions with respect to the Plan to the fullest extent permitted by the Certificate of Incorporation, as amended, and the By-laws of the Company and by the terms of any indemnification agreement that has been or shall be entered into from time to time between the Company and any such person.

    13. HEADINGS. The headings used in this Plan are for convenience only, and shall not be used to construe the terms and conditions of the Plan.

    14. EFFECTIVE DATE. This Plan shall become effective upon adoption by the Board. If stockholder approval is required (a) under the General Rules and Regulations promulgated under Section 16 of the Exchange Act in order to exempt any transaction contemplated by this Plan from Section 16(b) of the Exchange Act or (b) by the rules of the New York Stock Exchange, if the Company's securities are listed thereon, or (c) by the rules of National Association of Securities Dealers automated quotation system pertaining to the National Market System, if the Company's securities are quoted thereon, then this Plan shall be submitted to the stockholders of the Company for consideration at the next annual meeting of stockholders. The Administrator may make Restricted Stock Grants conditioned on such approval, and any Restricted Stock Grant so made shall be effective as of the date of grant, subject only to such approval.

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